EXHIBIT 10.88

                             18
AUGUST PURCHASE AGREEMENT

     THIS AUGUST PURCHASE AGREEMENT (the "August Agreement") is entered into as of this 12th day of August, 1996 by and among SPECIALTY FOODS CORPORATION, a Delaware corporation ("SFC"), STELLA FOODS, INC., a Delaware corporation ("Stella"), and HAAS WHEAT ADVISORY PARTNERS INCORPORATED ("Purchaser").

     WHEREAS, SFC and Stella are named insureds under certain insurance policies described in Schedule 1 to this August Agreement (the "Insurance Policies"), which provide property damage and business interruption coverage to SFC and Stella, including coverage with respect to Stella's Lena, Wisconsin cheese production plant (the "Lena Facility"); and

     WHEREAS, on January 5, 1996, the Lena Facility was substantially destroyed by fire; and

     WHEREAS, as of the date of this August Agreement SFC and Stella had submitted claims for reimbursement for losses in connection with the fire at the Lena Facility to insurance companies under the Insurance Policies, a listing of which partial claim settlement submissions are set forth on Schedule 2 to this August Agreement, which, as of the date hereof, totaled in the aggregate $50,000,000; and

     WHEREAS, as of the date of this August Agreement SFC and Stella had received from the insurance companies payments relating to the submitted claims in the amount of $30,000,000 and had established on the books of SFC (or Stella) a receivable in the amount of $20,000,000 (the "Insurance Receivable"), representing the difference between the amount of the claims submitted and the amount collected as of such date; and


     WHEREAS, it would be beneficial to SFC and Stella, due to timing differences between the date claims are submitted and the date that claims are paid, if SFC and Stella could sell from time to time, as the need arises, a portion, or portions, of the Insurance Receivable so as to realize cash that could be used to defray certain costs, including costs incurred in the rebuilding of the Lena Facility;

     NOW, THEREFORE, subject to the terms and conditions set forth herein, SFC and Stella desire to sell to Purchaser and Purchaser desires to purchase from SFC and Stella that dollar amount of the Insurance Receivable which is set forth opposite Purchaser's name on Schedule 3 to this August Agreement (such amount being hereinafter referred to as the " Purchased Receivable") and to establish a mechanism whereby (i) portions of the Purchased Receivable can be repaid as proceeds are collected, and (ii) additional portions of the Insurance Receivable can be sold to Purchaser pursuant to the terms and conditions of this August Agreement.

ARTICLE 1
PURCHASE AND SALE OF RECEIVABLE

     Section 1.01 Basic Transaction. (a) On and subject to the terms established in this August Agreement, Purchaser hereby purchases from SFC and Stella, and SFC and Stella hereby sell, convey, assign, transfer and deliver to Purchaser, all of SFC's and Stella's right, title and interest in and to the Purchased Receivable, such conveyance to be evidenced by means of the delivery from SFC and Stella to Purchaser of a General Assignment and Bill of Sale in form and substance acceptable to counsel of Purchaser.

     (b) From time to time SFC and Stella may offer to sell, and Purchaser may agree to purchase, additional portions of the Insurance Receivable, on and subject to the terms established in this August Agreement. In such event such purchase and sale of all of SFC's and Stella's right, title and interest in and to such additional portion of the Insurance Receivable shall be evidenced by means of delivery from SFC and Stella to Purchaser of a General Assignment and Bill of Sale in form and substance acceptable to counsel of Purchaser, and Schedule 3 to this August Agreement (and, as a result, the definition of "Purchased Receivable") shall be updated to reflect such change.

     Section 1.02 Consideration. (a) Simultaneously with the execution and delivery of this August Agreement and with the delivery of the General Assignment and Bill of Sale, Purchaser shall pay to SFC and Stella $985,000.00 by wire transfer in immediately available funds to the bank and account specified to Purchaser by SFC and Stella. This amount is calculated as follows: 99.00% of the face amount of the Purchased Receivable (such amount being hereinafter referred to as the "Purchase Price"), further reduced by .50% of the face amount of the Purchased Receivable (representing a non-refundable transaction fee).

     (b) Simultaneously with the execution and delivery of any General Assignment and Bill of Sale and the revision of Schedule 3 to this August Agreement (and, as a result, the definition of "Purchased Receivable") as contemplated by Section 1.01(b), Purchaser shall pay to SFC and Stella by wire transfer in immediately available funds to the bank and account specified to Purchaser by SFC and Stella the Purchase Price for such Purchased Receivable which shall equal 99% of the face amount of any such Insurance Receivable being purchased, further reduced by .50% of the face amount (representing a non-refundable transaction fee).

     Section 1.03 The Closing. The Closing of the purchase and sale of the Purchased Receivable shall take place on the date of this August Agreement.


ARTICLE 2
WARRANTIES AND REPRESENTATIONS OF SFC AND STELLA

     SFC and Stella, jointly and severally, hereby represent and warrant to Purchaser as of the date of this August Agreement and on the date of any subsequent purchase and sale of any Insurance Receivable (except to the extent a particular warranty and representation is made as of a particular date) as follows:

     Section 2.01 Corporate Organization and Power. Each of SFC and Stella is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to carry on its business as now being conducted and to own and operate the properties and assets now owned and being operated by it. Each is qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except such jurisdictions where the failure to qualify will not have a material adverse effect on the business, prospects or financial condition of the business.

     Section 2.02 Authority; Authorization. The execution, delivery and performance by each of SFC and Stella of this August Agreement has been duly authorized by SFC's and Stella's Boards of Directors. The performance of this August Agreement and the other agreements contemplated hereby constitutes a valid and binding obligation of SFC and Stella, to the extent each are parties to such agreements, enforceable in accordance with their terms.

     Section 2.03 No Violation. The execution, delivery and performance of this August Agreement and the other agreements contemplated hereby by SFC and Stella, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) conflict with or result in any breach of any of, (ii) constitute a default under, (iii) result in a violation of, (iv) result in the creation of any lien, security interest, charge or encumbrance under, (v) give any third party the right to accelerate any obligation under the provisions of, or (vi) require any authorization, consent, approval, exemption or other action by any court, other governmental body, or other third party under the provisions of, the charter or by-laws of SFC or Stella or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which SFC or Stella is bound or to which the Purchased Receivable is subject, or under any law, statute, rule, regulation, judgment or decree to which SFC or Stella is subject.

     Section 2.04 Creation of the Insurance Receivable. The Insurance Policies, as listed on Schedule 1 to this August Agreement, represent policies that name SFC and Stella as named insureds and which provide property damage and business interruption coverage to SFC and Stella, including coverage with respect to the Lena Facility. SFC and Stella estimate that the total amount of claims to be submitted under such policies in connection with the fire at the Lena Facility will ultimately exceed $55,000,000. The claims for reimbursement pursuant to such policies listed on Schedule 2 (as may be updated from time to time by SFC and Stella) represent, in SFC's and Stella's good faith belief, good and valid claims against the insurance companies under the Insurance Policies, and each of the claims has been submitted to the insurance companies in the amounts and on the dates set forth on Schedule 2. As of the date of this August Agreement, SFC and Stella have (i) submitted claims in the amount of $50,000,000; (ii) received from the insurance companies payments relating to the claims in the amount of $30,000,000 and
(iii) established on the books of SFC (or Stella) a receivable in the amount of $20,000,000.

     Section 2.05 Title to Receivable. SFC and Stella are the sole and exclusive legal and equitable owners of all right, title and interest in and to, and SFC and Stella have good and marketable title to, the Insurance Receivable and such receivable is not subject to:

               (i)  any contract, lease, license or
                    restriction on disposition; or

               (ii) any mortgage, pledge, lien, charge or
                    encumbrance of any kind or character,
                    direct or indirect, whether accrued,
                    absolute, contingent or otherwise.

     Section 2.06   Collection.    The  Purchased Receivables
are, as of the date of this August Agreement, valid and enforceable claims against the insurance companies whose names are listed on Schedule 1 (subject to no defenses, offsets or counterclaims) and the Purchased Receivables will be collectible in full within 60 days of the date of this August Agreement.

ARTICLE 3
WARRANTIES AND REPRESENTATIONS OF PURCHASER

     Purchaser hereby represents and warrants to SFC and Stella as of the date of this August Agreement and on the date of any subsequent purchase and sale of any Insurance Receivable as follows :

     Section 3.01 Corporate Organization and Power. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its corporation and has the power and authority to carry on its business as now being conducted and to own and operate the properties and assets now owned and being operated by it. Purchaser is qualified to do business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except such jurisdictions where the failure to qualify will not have a material adverse effect on the business, prospects or financial condition of the business.

     Section 3.02 Authority; Authorization. The execution, delivery and performance by Purchaser of this August Agreement has been duly authorized by Purchaser's governing body. The performance of this August Agreement and the other agreements contemplated hereby constitutes a valid and binding obligation of Purchaser, enforceable in accordance with their terms.

     Section 3.03 No Violation. The execution, delivery and performance of this August Agreement and the other agreements contemplated hereby by Purchaser, and the consummation of the transactions contemplated hereby and thereby, do not and will not
(i) conflict with or result in any breach of any of, (ii) constitute a default under, (iii) result in a violation of, (iv) result in the creation of any lien, security interest, charge or encumbrance under, (v) give any third party the right to accelerate any obligation under the provisions of, or (vi) require any authorization, consent, approval, exemption or other action by any court, other governmental body, or other third party under the provisions of, the charter or by-laws of Purchaser or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which Purchaser is bound, or under any law, statute, rule, regulation, judgment or decree to which Purchaser is subject.

ARTICLE 4
COLLECTION/REDEMPTION PROVISIONS

     Section 4.01   Establishment of Agency Relationship for
Collection of the Purchased Receivable.

               (a) Purchaser hereby appoints SFC to act as its exclusive agent for the collection from the insurance companies of the amounts due and owing with respect to the Purchased Receivable. SFC and Stella agree to use all reasonable commercial efforts to diligently pursue the collection of the Purchased Receivable. Purchaser agrees to cooperate fully with SFC and Stella in their efforts to collect the Purchased Receivable. Upon receipt of proceeds in connection with the Insurance Receivable, subject to the provisions of Section 4.02(b), SFC is authorized and directed to retain such amounts in a non-segregated account without restrictions on the interim use thereof, until such time as the full amount of the Purchased Receivable has been collected, as determined by the procedures set forth in Section 4.01(b).

               (b) The parties acknowledge that, simultaneously with the execution of this August Agreement, SFC and Stella are entering into substantially similar agreements for the purchase and sale of portions of the remaining uncollected balance of the Insurance Receivable with other purchasers. A complete listing of all such agreements and the amount of the Insurance Receivable being purchased and sold pursuant to each agreement, including this August Agreement, are set forth on Schedule 3. Purchaser acknowledges the existence of the other agreements listed on Schedule 3 and agrees with SFC and Stella, for the benefit of SFC and Stella and for the benefit of the other purchasers pursuant to the other agreements, that SFC and Stella shall apply amounts received from the insurance companies on account of the Insurance Receivable to the Purchased Receivables on a proportional basis between each of the purchasers, including the Purchaser, as their interests appear on
Schedule 3 until the full portion of the Insurance Receivable purchased and sold by means of the agreements listed on Schedule 3 is collected by SFC and Stella in their capacities as agents for all of the purchasers, including Purchaser. By way of example, if the amount of all of the Purchased Receivables equals $1,000,000 and there are two purchasers, one who purchased $600,000 and one who purchased $400,000, then all amounts received on account of the Insurance Receivable will be applied against the Purchased Receivables until a total of $1,000,000 has been collected, and each portion of such amount shall be applied 60% to the first purchaser and 40% to the second purchaser.

     Section 4.02  Delivery of Proceeds.

               (a)  When the full amount of the Purchased
Receivable has been collected, as determined by the procedures set forth in Section 4.01(b), SFC will promptly notify Purchaser, and shall, on the fourth business day after the giving of such notice (provided the purchase and sale has not be rescinded prior to such date), transfer said amount to Purchaser by wire transfer in immediately available funds to such bank and account as is designated by Purchaser.

               (b) Notwithstanding the provisions of Section 4.02(a), a purchaser, including Purchaser, may demand from time to time in writing the delivery of any proceeds that have been collected with respect to the Purchased Receivables. If SFC receives such a demand from a purchaser, including from Purchaser, SFC shall, within two business days of the receipt of such demand, circulate notice of such demand to all of the purchasers, including Purchaser, together with a form of election whereby all of the purchasers, including Purchaser (other than the purchaser who submitted the original demand, or Purchaser if Purchaser submitted the original demand), can elect to become a party to such demand. If all of the purchasers, including Purchaser, become a party to such demand by 5:00 pm (New York City time) on the second business day after the receipt of such form of election, SFC will, on the first business day thereafter, confirm to all of the purchasers, including Purchaser, the total amount of proceeds demanded and the percentage of such amount that will be transferred to each of the purchasers, including Purchaser, it being agreed that any such delivery of proceeds will be done on a proportional basis between each of the purchasers and Purchaser, as their interests appear on Schedule
3. On the fourth business day after the date the confirmation is given (provided the purchase and sale of such portion of the Purchased Receivable has not been rescinded prior to such date), SFC shall transfer to Purchaser, by wire transfer in immediately available funds to such bank and account as is designated by Purchaser, the amount of proceeds set forth on the confirmation notice opposite Purchaser's name. If any of the purchasers, including Purchaser, fail to affirmatively join in such demand by the specified time, the demand shall be deemed to be null and void and no proceeds will be distributed pursuant thereto. There shall be no limit as to the number or frequency a purchaser, including Purchaser, may make demands pursuant to this Section 4.02(b).

     Section 4.03 Right of Rescission. Purchaser may elect to rescind the purchase and sale of the Purchased Receivable by giving notice of such decision to SFC or Stella (i) at any time on or after the 45th day after the date of this August Agreement and before the 90th day after the date of this August Agreement, or (ii) at any time upon receipt of notice from SFC and Stella that the Purchased Receivable has been collected in full, or
(iii) any time upon receipt of the confirmation notice contemplated by Section 4.02(b). On the second business day following the giving of a rescission notice (the "Rescission Closing Date"), Purchaser shall reconvey to SFC and Stella all of its right, title and interest in and to the Purchased Receivable that is the subject of such notice, free and clear of all liens and encumbrances whatsoever by means of delivery of a General Assignment and Bill of Sale in form and substance substantially equivalent to the General Assignment and Bill of Sale attached hereto as Attachment 1, together with such other documents, including release documentation if Purchaser has created a security interest in the Purchased Receivable, as are reasonably requested by SFC and Stella, and SFC and Stella shall refund to Purchaser an amount equal to the sum of (i) the Purchase Price, which was paid for the Purchased Receivable with respect to which the election to rescind was given, plus (ii) such Purchase Price multiplied by .10 multiplied by a fraction, the numerator of which is the number of days from the date of this August Agreement to the Rescission Closing Date, and the denominator of which is 365.

ARTICLE 5
ADDITIONAL AGREEMENTS

     Section 5.01 Survival. The representations, warranties, covenants and agreements set forth in this August Agreement shall survive the Closing and the consummation of the transactions contemplated hereby.

     Section 5.02   Indemnification.

               (a) SFC and Stella, jointly and severally, agree to indemnify Purchaser and hold it harmless from and against any loss, liability, damage or expense (including reasonable legal expenses and costs) which Purchaser may suffer, sustain or become subject to, as the result of a breach of any representation, warranty, covenant or agreement by SFC or Stella contained in this August Agreement.

               (b) Purchaser agrees to indemnify SFC and Stella and hold them harmless from and against any loss, liability, damage or expense (including reasonable legal expenses and costs) which SFC and Stella may suffer, sustain or become subject to, as the result of a breach of any representation, warranty, covenant or agreement by Purchaser contained in this August Agreement.

     Section 5.03 Expenses and Transfer Taxes. Each party will pay all of its expenses, including attorneys' fees, in connection with the negotiation of this August Agreement, the consummation of the transactions contemplated by this August Agreement, and the performance of its obligations hereunder; provided that SFC and Stella will pay the reasonable attorneys' fees of Purchaser, not to exceed $5,000.00.

     Section 5.04   Third Party Beneficiaries.  This August
Agreement does not create any rights in parties who are not a party to this August Agreement, except as set forth in Section
4.01(b) and 4.02(b).

ARTICLE 6
MISCELLANEOUS

     Section 6.01   Amendment and Waiver.

               (a) This August Agreement may be amended, or any provision of this August Agreement may be waived, provided that any such amendment or waiver will be binding upon SFC and Stella only if set forth in a writing executed by SFC and Stella, and any such amendment or waiver will be binding upon Purchaser only if set forth in a writing executed by Purchaser.

               (b) No course of dealing between or among any persons having any interest in this August Agreement will be deemed effective to modify, amend or discharge any part of this August Agreement or any rights or obligations of any person under or by reason of this August Agreement.

     Section 6.02 Notices. Except as otherwise expressly set forth in this August Agreement, all notices, demands and other communications to be given or delivered under or by reason of the provisions of this August Agreement will be in writing and will be deemed to have been given and to have been received when delivered personally, or by documented overnight delivery service, or sent by telecopy, telefax, or other electronic transmission service, provided confirmation is electronically confirmed. Notices, demands and communications to SFC, Stella and Purchaser will, unless another address is specified in writing, be sent to the address indicated below:


        Notices to SFC and       Notices to Purchaser:
        Stella:
                                 Haas Wheat Advisory
        Specialty Foods          Partners Incorporated
        Corporation              300 Crescent Crt., Suite
        9399 W. Higgins Rd.,     1700
        Suite 800                Dallas, TX 75201
        Rosemont, Illinois       Attention:  Douglas D.
        60018                    Wheat
        Attention:  General      Fax:  214/871-8317
        Counsel                  _
        Fax:  847/685-1010


     Section 6.03 Assignment. This August Agreement, and all of the provisions hereof, will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this August Agreement, nor any of the rights, interests or obligations hereunder, may be assigned by any party without prior written consent of the other parties.

     Section 6.04 Severability. Whenever possible, each provision of this August Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this August Agreement is held to be prohibited by or invalid under applicable law, such provisions will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provision of this August Agreement.

     Section 6.05 No Strict Construction. The language used in this August Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

     Section 6.06 Captions. The captions used in this August Agreement are for convenience of reference only and do not constitute a part of this August Agreement and will not be deemed to limit, characterize or in any way affect any provision of this August Agreement, and all provisions of this August Agreement will be enforced and construed as if no caption had been used in this August Agreement.

     Section 6.07 Complete Agreement. This document and the documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way; provided that the Agreement between the parties dated May 21, 1996 shall remain in full force and effect in accordance with its terms.

     Section 6.08   Governing Law/Jurisdiction.

               (a)  The substantive law (and not the law of
conflicts) of the State of New York will govern all questions concerning the construction, validity and interpretation of this August Agreement and the performance of the obligations imposed by this August Agreement.

               (b)  The parties hereby irrevocably and
unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the City of New York for any actions, suits or proceedings arising out of or relating to this August Agreement and the transactions contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. registered mail to the address set forth above shall be effective service of process for any action, suit or proceeding brought by a party against a party in any such court relating to this August Agreement or the transaction contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this August Agreement or the transactions contemplated hereby, in the courts of the State of New York or the United States of America located in the City of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     Section 6.09   Failure to Exercise Rights.   It is
understood and agreed that no failure or delay by Purchaser in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this August Agreement.

     Section 6.10 Counterparts. This August Agreement may be executed in one or more counterparts (including by means of faxed signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this August Agreement on the day and year first above written.

                                   SPECIALTY FOODS CORPORATION


                                   By:  /s/ Robert L. Fishbune
                                   Name:     Robert L. Fishbune
                                   Title:    Vice President &
Chief Financial
Officer


                                   STELLA FOODS, INC.


                                   By:  /s/ John E. Kelly
                                   Name:     John E. Kelly
                                   Title:    Vice President &
General Counsel


                                   HAAS WHEAT ADVISORY
PARTNERS INCORPORATED


                                   By:  /s/ Douglas D. Wheat
                                   Name:      Douglas D. Wheat
                                   Title:    President

           REVISED AND EFFECTIVE AS OF OCTOBER 7, 1996

                           Schedule 3
                      Listing of Agreements

                    Amount of Purchased
     Purchaser          Receivable       Percentage Interest
                         (8/12/96)

1.  Acadia              $4,500,000               45%
    Partners, L.P.


2.  Keystone, Inc.      $4,500,000               45%


3.  Haas Wheat          $1,000,000               10%
    Advisory
    Partners
    Incorporated

Total                   $10,000,000             100%



                     Amount of October
     Purchaser           Purchased       Percentage Interest
                        Receivable
                         (10/7/96)

1.  Acadia              $4,275,000               45%
    Partners, L.P.


2.  Keystone, Inc.      $4,275,000               45%


3.  Haas Wheat           $950,000                10%
    Advisory
    Partners
    Incorporated

Total                   $9,500,000              100%


  Specialty Foods   Stella Foods, Inc.   Haas Wheat Advisory
    Corporation                               Partners
                                            Incorporated

By: /s/ John E.     By: /s/ John E.      By: /s/ Douglas D.
Kelly               Kelly                Wheat


Attachment 1

GENERAL ASSIGNMENT AND BILL OF SALE

     THIS GENERAL ASSIGNMENT AND BILL OF SALE dated as of the __ day of ________, 1996, is made and delivered pursuant to, and subject to the terms of Section 4.03 of the Purchase Agreement dated as of May __, 1996 (the "Agreement"), by and among SPECIALTY FOODS CORPORATION, a Delaware corporation ("SFC"), STELLA FOODS, INC., a Delaware corporation ("Stella" and with SFC collectively referred to as "Sellers"), and __________________ ("Purchaser"). The terms of the Agreement are incorporated herein by reference, and capitalized terms not otherwise defined in this General Assignment and Bill of Sale shall have the same meanings as in the Agreement.

     KNOW ALL MEN BY THESE PRESENTS, that Purchaser does hereby sell, convey, assign, transfer and deliver to Sellers, and their successors and assigns, all of the Purchaser's right, title and interest, free and clear of all liabilities, obligations, liens and encumbrances in the Purchased Receivable.

     IN WITNESS WHEREOF, Purchaser, by its duly authorized officers, has caused this General Assignment and Bill of Sale to be duly executed as of the day and year first above written.


___________________________________


                                   By:  _______________________
                                   Name:
_______________________
                                   Title:
_______________________

Subscribed and sworn to before me
on this __ day of ________, 1996:

_________________________
Notary Public

(Seal)

SCHEDULE 2

Insurance Claims Submitted


                    Requested                         Received

                    Date     Applicable           Date    Applicable
Nature of Claim  Submitted    Carrier   Amount  Received    Carrier     Amount

Property Damage   1/17/96   St. Paul  2,500,000  1/23/96   St. Paul   2,500,000
Inventory/
stock loss &      1/17/96   Aetna     1,250,000  1/31/96   Aetna      1,250,000
debris removal
and clean up      1/17/96   Lexington 1,250,000  2/16/96   Lexington  1,250,000
costs


Property Damage   2/2/96    St. Paul  2,500,000  2/12/96   St. Paul   2,500,000
Building,
machinery & eqt., 2/2/96    Aetna     1,250,000  2/16/96   Aetna      1,250,000
BI
                  2/2/96  Lexington   1,250,000  2/16/96  Lexington   1,250,000

Property Damage   2/2/96  Allianz     5,000,000  2/22/96   Allianz    5,000,000
Building,
machinery & eqt.,
BI

Property Damage  3/22/96 TIG Ins. Co. 2,500,000  4/22/96 TIG Ins. Co. 2,500,000
Building,
machinery & eqt. 3/22/96 Pacific Ins.   500,000  4/24/96 Pacific Ins.   500,000
BI               3/22/96 Wausau Ins.    250,000  4/30/96 Wausau Ins.    250,000
                 3/22/96 Commonwealth 1,250,000  5/8/96 Commonwealth  1,250,000
                                                        at 5/17/96   19,500,000
                 3/22/96 Security Ins   500,000  6/4/96 Security Ins.   500,000

Property Damage 5/17/96 Commonwealth 1,250,000 7/9/96 Commonwealth 1,250,000 Building,
machinery & eqt. 5/17/96 Wausau Ins.    250,000 7/10/96 Wausau Ins.     250,000
BI               5/17/96 TIG Insuranc 2,500,000 7/31/96 TIG Insuran   2,500,000
                 5/17/96 Pacific Ins.   500,000  8/1/96 Pacific Ins.    500,000
                 5/17/96 Security Ins.  500,000  8/6/96 Security Ins.   500,000

Property Damage  5/17/96 Hartford    10,000,000  8/6/96 Hartford      5,000,000
Building,
machinery & eqt.,
BI

Property Damage   7/5/96 Hartford    10,000,000
Building,
machinery & eqt.,
BI

Property Damage  7/23/96 Hartford     5,000,000
Building,
machinery & eqt.,
BI

TOTALS                              50,000,000                       30,000,000